As Filed with the Securities and Exchange Commission on September 8, 2009
Registration Statement No. 333-161774
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1

TO
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AIRGAS, INC.
And the Subsidiary Guarantors listed below
(Exact name of registrant as specified in its charter)

Delaware	56-0732648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
259 North Radnor-Chester Rd. Radnor, PA 19087-5283 (610) 687-5253 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)	Robert H. Young, Jr.
Senior Vice President,
General Counsel and Secretary
Airgas, Inc.
259 North Radnor-Chester Rd.
Radnor, PA 19087-5283
(610) 687-5253
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
with copies to:

Ronald Cami, Esq.
Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, New York 10019
(212) 474-1048

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to	Offering	Aggregate	Registration
Securities to be Registered	be Registered (a)	Price per Unit (a)	Offering Price (a)	Fee (c)
Debt Securities
Guarantees of Debt Securities (b)

(a)	An indeterminate aggregate initial offering price or number of the securities of each identified Debt Security is being registered as may from time to time be offered at indeterminate prices.

(b)	Pursuant to Rule 457(n), no additional registration fee is required with respect to the guarantees.

(c)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all registration fees.

TABLE OF SUBSIDIARY GUARANTORS

All the following subsidiaries are wholly owned subsidiaries:

Name	State of Incorporation

Airgas Carbonic, Inc.	DE
Airgas Data, LLC	DE
Airgas-East, Inc.	DE
Airgas-Great Lakes, Inc.	DE
Airgas-Intermountain, Inc.	CO
Airgas Investments, Inc.	DE
Airgas Merchant Gases, LLC	DE
Airgas Merchant Holdings, Inc.	DE
Airgas-Mid America, Inc.	DE
Airgas-Mid South, Inc.	DE
Airgas-Nor Pac, Inc.	DE
Airgas-North Central, Inc.	DE
Airgas-Northern California & Nevada, Inc.	DE
Airgas-Refrigerants, Inc.	DE
Airgas Retail Services, LLC	DE
Airgas Safety, Inc.	DE
Airgas-South, Inc.	DE
Airgas-Southwest, Inc.	DE
Airgas Specialty Gases, Inc.	TX
Airgas Specialty Products, Inc.	DE
Airgas-West, Inc.	CA
Medical Gas Management, Inc.	DE
Missouri River Holdings, Inc.	KS
National Welders Supply Company, Inc.	NC
Nitrous Oxide Corp.	DE
Oilind Safety, Inc.	DE
Red-D-Arc, Inc.	NV
WorldWide Welding, LLC	DE

PROSPECTUS

DEBT SECURITIES
GUARANTEES OF DEBT SECURITIES

We may offer from time to time unsecured debt securities consisting of notes, debentures or other evidences of indebtedness.

The terms of each series of debt securities will be set forth in a prospectus supplement. You should read this prospectus and the prospectus supplement carefully.

This prospectus may not be used to offer or sell any debt securities unless accompanied by a prospectus supplement.

Investing in these securities involves certain risks. See the section entitled “Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the year ended March 31, 2009 and similar sections in subsequent reports filed publicly, each of which is incorporated by reference into this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may sell debt securities directly, through agents or through underwriters or dealers.

The date of this prospectus is September 8, 2009

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” below.

Unless we state otherwise or the context otherwise requires, references to “Airgas,” “us,” “we,” “our” or “Company” in this prospectus means Airgas, Inc., and does not include the consolidated subsidiaries of Airgas, Inc. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities.

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement under the Securities Act that registers the distribution of the debt securities. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this prospectus.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the following location of the Commission.

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

You may also obtain copies of this information by mail from the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements and other information about issuers. The address of that site is http://www.sec.gov.

You can also inspect reports, proxy and information statements and other information about the Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the Commission. They contain important information about us.

Company SEC Filings	Period

Annual Report on Form 10-K	Year ended March 31, 2009
Quarterly Report on Form 10-Q	Quarter ended June 30, 2009
Current Report on Form 8-K	As filed on August 20, 2009

We incorporate by reference additional documents that we may file with the Commission between the date of this prospectus and the termination or completion of the offering of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. Any report, document, or portion thereof that is furnished to, but not filed with, the Commission is not incorporated by reference. The information contained on our website (www.airgas.com) is not incorporated into this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the Commission through the Commission’s website at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to that document. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

General Counsel’s Office
Airgas, Inc.
259 North Radnor-Chester Rd.
Radnor, PA 19087-5283
(610) 687-5253

If you request any incorporated documents from us, we will mail them to you by first class mail, or other means, promptly after we receive your request.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding: the Company’s expectation that fiscal 2010 second quarter net earnings will range from $0.64 to $0.69 per diluted share; the Company’s expectation that fiscal 2010 earnings will range from $2.65 to $2.85 per diluted share and that its overall effective tax rate for fiscal 2010 will range from 39.0% to 39.5% of pre-tax earnings; the continued weak business climate; our identification of an additional $12 million of annual expense reductions to be fully implemented by the end of the second quarter; our realization of $45 million in annual expense reductions and $10 million of additional expected annual savings in fiscal 2010 from ongoing efficiency initiatives; the Company’s ability and intention to refinance principal payments on its outstanding term loans with borrowings under its long-term revolving credit facilities; the Company’s evaluation of its trade receivable securitization agreement and bank arrangements; the Company’s expectation that its accounts receivable securitization will be available as a source of funds through its expiration date in March 2010; the Company’s belief that if the accounts receivable securitization was not available as a source of funds that it could secure an alternate source of funds; the Company’s ability to manage its exposure to interest rate risk through the use of interest rate swap agreements; the performance of counterparties under interest rate swap agreements; the Company’s estimate that for every 25 basis point increase in LIBOR, annual interest expense will increase approximately $2 million; the estimate of future interest payments on the Company’s long-term debt obligations; and the estimate of future payments or receipts under interest rate swap agreements.

These forward-looking statements involve risks and uncertainties. Factors that could cause actual results to differ materially from those predicted in any forward-looking statement include, but are not limited to: the Company’s inability to meet its earnings estimates due to lower sales, higher product costs and/or higher operating expenses than that forecasted by the Company; continued weakening of the economy resulting in weakening demand for the Company’s products; weakening operating and financial performance of the Company’s customers, which can negatively impact the Company’s sales and the Company’s ability to collect its accounts receivable; changes in the environmental regulations that affect the Company’s production and sales of specialty gases and other products; higher or lower overall tax rates in fiscal 2010 than that estimated by the Company resulting from changes in tax laws, reserves and other estimates; increase in debt in future periods and the impact on the Company’s ability to pay and/or grow its dividend; a decline in demand from markets served by the Company; adverse customer response to the Company’s strategic product sales initiatives; the Company’s inability to continue sales of strategic products in markets growing faster than GDP; a lack of cross-selling opportunities for the Company’s strategic products; a lack of specialty gas sales growth due to a downturn in certain markets; the negative effect of an economic downturn on strategic product sales and margins; the inability of strategic products to diversify against cyclicality; supply shortages of certain gases and the resulting inability of the Company to meet customer gas requirements; customers’ acceptance of current prices and of future price increases; adverse changes in customer buying patterns; a rise in product costs and/or operating expenses at a rate faster than the Company’s ability to increase prices; higher or lower capital expenditures than that estimated by the Company; the inability to refinance payments on the term loans due to a lack of availability under the revolving credit facilities; limitations on the Company’s borrowing capacity dictated by the Senior Credit Facility; our continued ability to access credit markets on satisfactory terms; the impact of tightened credit markets on our customers; the impact of changes in tax and fiscal policies and laws; the extent and duration of current recessionary trends in the U.S. economy; potential disruption to the Company’s business from integration problems associated with acquisitions; the Company’s success in implementing and continuing its cost reduction program; the Company’s ability to successfully identify, consummate and integrate acquisitions to achieve anticipated acquisition synergies; potential liabilities arising from withdrawals from the Company’s assumed multi-employer pension plans; the inability to pay dividends as a result of loan covenant restrictions; the inability to manage interest rate exposure; the potential reduction in the availability of the Company’s securitization agreement; higher or lower interest expense than that estimated by the Company due to changes in debt levels or increases in interest rates; unanticipated non-performance by counterparties related to interest rate swap agreements; the effects of competition from independent distributors and vertically integrated gas producers on products, pricing and sales growth; changes in product prices from gas producers and name-brand manufacturers and suppliers of hardgoods; changes in customer demand resulting in the inability to meet minimum product purchases under supply agreements; and the effects of, and changes in, the economy, monetary and fiscal policies, laws and regulations, inflation and monetary fluctuations, both on a national and international basis. The Company does not undertake to update any forward-looking statement made herein or that may be made from time to time by or on behalf of the Company.

AIRGAS, INC.

Airgas, Inc., through its subsidiaries, is the largest U.S. distributor of industrial, medical and specialty gases and related hardgoods, such as welding supplies. Airgas is also a leading U.S. distributor of safety products, the largest U.S. producer of nitrous oxide and dry ice, the largest liquid carbon dioxide producer in the Southeast, the fifth largest producer of atmospheric merchant gases in North America and a leading distributor of process chemicals, refrigerants and ammonia products.

We were incorporated in 1986 under the laws of the State of Delaware. Our executive offices are located at 259 North Radnor-Chester Rd., Radnor, PA 19087-5283, and our telephone number is (610) 687-5253. We maintain a website that contains information about us at www.airgas.com. The information included on our website is not, and should not be considered as, a part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes. These may include repayment of other indebtedness, capital expenditures, possible acquisitions and other purposes as may be specified in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges has been computed by dividing “earnings available for fixed charges” by “fixed charges.” For purposes of computing this ratio, “earnings available for fixed charges” principally consists of (i) earnings before income taxes and minority interest, plus (ii) “fixed charges.” “Fixed charges” principally consists of interest expense and the portion of rental expense that is representative of the interest factor.

	Three
	Months
	Ended		Fiscal Year Ended
	June 30,		March 31,		March 31,		March 31,		March 31,		March 31,
	2009		2009		2008		2007		2006		2005

Ratio of Earnings to Fixed Charges	3.98	X	4.17	X	3.55	X	3.35	X	3.18	X	2.72X

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

General

The debt securities may be issued from time to time under the indenture in an unlimited aggregate principal amount and an unlimited number of series. The indenture will be qualified under the Trust Indenture Act of 1939.

The debt securities are unsecured and will have the same rank as all other unsecured and non-subordinated debt of the Company.

The following summaries of material provisions of the notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities.

The prospectus supplement relating to the series of debt securities which it offers describes to the extent applicable:

(1)  the title of the debt securities of such series;

(2)  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

(3)  any limit upon the aggregate principal amount of such debt securities;

(4)  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

(5)  the date or dates on which such debt securities will mature or the method of determination of such date or dates;

(6)  the rate or rates, or the method of determination thereof, at which such debt securities will bear interest, if any, the date or dates from which such interest will accrue, the date or dates such interest will be payable and, for registered debt securities, the regular record dates;

(7)  the place or places where the principal of, and premium and interest, if any, on, such debt securities will be payable;

(8)  the terms and conditions upon which any such debt security may be redeemed (including the period or periods within which and the price or prices at which such security may be redeemed), in whole or in part, at our option;

(9)  any terms for redemption or repurchase pursuant to any sinking fund or analogous provision at the option of a holder;

(10)  if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon acceleration of maturity;

(11)  any terms for conversion of the debt securities into other securities of the Company or any other corporation at the option of a holder;

(12)  any terms for the attachment to such debt securities of warrants, options or other rights to purchase or sell stock or other securities of the Company;

(13)  if other than the principal amount thereof, the portion of the principal amount of such debt securities that will be payable upon acceleration of maturity (debt securities subject to such provisions being referred to as “Original Issue Discount Securities”);

(14)  any covenants limiting or otherwise restricting our ability or the ability of our subsidiaries to take any action or measures;

(15)  any deletions or modifications of, or additions to, the events of default under the indenture with respect to such debt securities;

(16)  if other than U.S. dollars, the currency, currencies or currency unit or units in which such debt securities will be denominated and in which the principal of, and premium and interest, if any, on, such securities will be payable and related restrictions;

(17)  whether, and the terms and conditions on which, the Company or a holder may elect that, or the other circumstances under which, payment of principal of, or premium or interest, if any, on, such debt securities is to be made in a currency or currencies or currency unit or units other than that in which such debt securities are denominated;

(18)  any matter of determining the amount of principal of, or premium or interest, if any, on, any such debt securities to be determined with reference to an index based on a currency or currency unit or units other than that in which such debt securities are stated to be payable or an index based on any other method;

(19)  whether such debt securities will be issued in fully registered form without coupons or in bearer form with or without coupons, or any combination thereof, whether such debt securities will be issued in the form of one or more global securities and whether such debt securities are to be issuable in temporary global form or definitive global form;

(20)  whether and under what circumstances the Company will pay additional amounts to any holder of such debt securities who is not a United States person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the Company will have the option to redeem such debt securities rather than pay any additional amounts; and

(21)  any other terms of any of such debt securities not inconsistent with the indenture.

Subsidiary Guarantees

If specified in the prospectus supplement, certain of our subsidiaries (our “Subsidiary Guarantors”) will guarantee the debt securities of a series.

Form, Exchange, Registration and Transfer

The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met.

The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents we initially designate, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

In the case of any redemption, we will not be required to register the transfer or exchange of:

•	any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

Unless we inform you otherwise in a prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of, or any premium or interest on, debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless we inform you otherwise in a prospectus supplement, a “business day” means each day on which commercial banks and foreign exchange markets settle payments in the place or places where the principal of (and premium, if any) and interest, if any, on the Securities of that series are payable, or place of publication. Unless otherwise specified, “business day” shall exclude any day on which commercial banks and foreign exchange markets do not settle payments in London.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Book-Entry Debt Securities

The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Satisfaction and Discharge; Defeasance

At the request of the Company, the indenture will cease to be in effect as to the debt securities of any series (except for certain obligations to register the transfer or exchange of such debt securities and related coupons, if any, and hold moneys for payment of such debt securities and coupons in trust) when either (a) all such debt securities and coupons have been delivered to the trustee for cancellation or (b) all such debt securities and coupons have become due and payable or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, and the Company has deposited with the trustee, in trust money, in the currency, currencies or currency unit or units in which such debt securities are payable, in an amount sufficient to pay all the principal of, and premium and interest, if any, on, such debt securities on the dates such payments are due in accordance with the terms of such debt securities.

The Company may defease any series of debt securities and, at its option, either (a) be discharged after 90 days from any and all obligations in respect of such series of debt securities (except for certain obligations to register the transfer of or exchange debt securities and related coupons, replace stolen, lost or mutilated debt securities and coupons, maintain paying agencies and hold moneys for payment in trust) or (b) eliminate the requirement to comply with certain restrictive covenants of the indenture in respect of such series. In order to exercise either defeasance option, the Company must deposit with the trustee in trust, money, or, in the case of debt securities and coupons denominated in U.S. dollars, U.S. treasuries or, in the case of debt securities and coupons denominated in a foreign currency, foreign government securities, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay in the currency, currencies or currency unit or units in which such debt securities are payable all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such series. Among the conditions to the Company exercising any such option, the Company is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of such series to recognize income, gain or loss for United States Federal income tax purposes and that the holders of such series will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such option had not been exercised.

Events of Default, Notice and Waiver

The following are events of default under each indenture with respect to any series of debt securities that we may issue:

•	default for 30 days in payment of any interest installment when due;

•	default in payment of principal of, or premium, if any, on, debt securities of such series when due at their stated maturity, by declaration, when called for redemption or otherwise;

•	default for 30 days in the making of any payment for a sinking, purchase or analogous fund provided for in respect of debt securities of such series;

•	default for 60 days after notice to the Company by the trustee or by holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series in the performance of any covenant or agreement in the debt securities of such series or in the indenture with respect to debt securities of such series;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided with respect to the debt securities of such series.

No event of default with respect to a single series of indebtedness issued under the indenture (and any supplemental indentures) necessarily constitutes an event of default with respect to any other series of indebtedness issued thereunder.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of such series notice of all uncured and unwaived defaults known to it; provided that, except in the case of default in the payment of principal of, or premium or interest, if any, on, or a sinking fund installment, if any, with respect to any of the debt securities of such series, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities of such series. The term “default” for the purpose of this provision only means the happening of any of the events of default specified above, except that any grace period or notice requirement is eliminated.

The indenture contains provisions entitling the trustee, subject to the duty of the trustee during an event of default to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the indenture at the request of holders of the debt securities.

The indenture provides that the holders of a majority in principal amount of the outstanding debt securities of any series may in certain circumstances direct the time, method and place of conducting proceedings for remedies available to the trustee or exercising any trust or power conferred on the trustee in respect of such series.

The indenture includes a covenant that obligates us to file annually with the trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

In certain cases, the holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of such series waive any past default or event of default with respect to the debt securities of such series or compliance with certain provisions of the indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium or interest, if any, on, any of the debt securities of such series. The holders of a majority in principal amount of a series of outstanding debt securities also have certain rights to rescind any declaration of acceleration with respect to such series after all events of default with respect to such series not arising from such declaration shall have been cured.

Modification of the Indenture

The indenture allows us and the trustee, without the consent of any holders of debt securities, to enter into supplemental indentures for the purposes, among other things, of:

•	evidencing the succession of another corporation and the assumption by such corporation of the covenants in the indenture and series of debt securities;

•	adding covenants that apply to us;

•	adding additional events of default;

•	establishing the form or terms of any series of debt securities issued under such supplemental indentures or curing ambiguities or inconsistencies in the indenture, and

•	making other provisions that do not adversely affect the interests of the holders of any series of debt securities in any material respect.

The indenture allows us and the trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series (acting as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of such series. But no supplemental indenture may, without the consent of the holders of all the outstanding debt securities affected thereby, among other things:

(1)  change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

(2)  reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of, any debt security;

(3)  reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon acceleration of the maturity thereof;

(4)  change any place of payment where, or the currency, currencies or currency unit or units in which, any debt security or any premium or interest thereon is payable;

(5)  impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(6)  affect adversely the terms, if any, of conversion of any debt security into our stock or other securities or of any other corporation;

(7)  reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture or any waiver (in compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) provided for in the indenture;

(8)  change any obligation, with respect to outstanding debt securities of a series, to maintain an office or agency in the places and for the purposes specified in the indenture for such series; and

(9)  modify any of the foregoing provisions or the provisions for the waiver of certain covenants and defaults, except to increase any applicable percentage of the aggregate principal amount of outstanding debt securities the consent of the holders of which is required or to provide with respect to any particular series the right to condition the effectiveness of any supplemental indenture as to that series on the consent of the holders of a specified percentage of the aggregate principal amount of outstanding debt securities of such series or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Concerning the Trustee

The prospectus supplement will provide information concerning the trustee.

PLAN OF DISTRIBUTION

We may sell the debt securities in any of three ways: (i) through underwriters, (ii) through dealers or agents or (iii) directly to a limited number of institutional purchasers or to a single purchaser. The applicable prospectus supplement, will set forth the terms of the offering of the debt securities of such series, including the name or names of any underwriters, the purchase price and the proceeds we receive from such sale, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and other specific terms of the particular offering. Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the debt securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell debt securities directly or through agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of such contracts.

Agents and underwriters may be entitled under agreements entered into with us and/or our subsidiaries to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933, and/or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Each series of debt securities will be a new issue of securities with no established trading market. Any underwriters to whom we sell debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

LEGAL MATTERS

Cravath, Swaine & Moore LLP will issue an opinion concerning the validity of the offered debt securities for Airgas, Inc. Any underwriter, dealer or agent will be advised about other legal issues relating to any offering by its own legal counsel.

EXPERTS

The consolidated financial statements and schedule of Airgas, Inc. and subsidiaries as of March 31, 2009 and 2008, and for each of the years in the three-year period ended March 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2009 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report refers to the adoption of Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” effective April 1, 2007.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following statement sets forth the estimated amounts of expenses (subject to future contingencies), other than underwriting discounts, to be borne by the Company in connection with the offering described in this registration statement:

Securities and Exchange Commission Registration Fee	$	*
Trustee’s Fees		3,000
Printing and Engraving Expenses		30,000
Rating Agency Fees		260,000
Accounting Fees and Expenses		75,000
Legal Fees and Expenses		100,000
Miscellaneous Expenses		12,000

Total Expenses		$380,000

*	To be paid on a pay-as-you-go basis pursuant to Rules 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers

Delaware Corporation

Section 145 of the Delaware General Corporation Law (“DGCL”) permits Airgas, and the other registrants incorporated in Delaware, to indemnify any of their respective directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, incurred in defense of any action (other than an action by or in the rights) arising by reason of the fact that he is or was an officer or director of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also permits the registrant to indemnify any such officer or director against expenses incurred in an action by or in the right of the registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, except in respect of any matter as to which such person is adjudged to be liable to the registrant, in which case court approval must be sought for indemnification. This statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. This statute provides that it is not exclusive of other indemnification that may be granted by the registrant’s by-laws, a vote of stockholders or disinterested directors, agreement or otherwise. The statute permits purchase of liability insurance by the registrant on behalf of officers and directors, and the registrants have purchased such insurance.

Article VII of Airgas, Inc.’s bylaws requires indemnification to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware to any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of Airgas, Inc. or any predecessor of Airgas, Inc., or served any other enterprise as a director or officer at the request of Airgas, Inc. or any predecessor of Airgas, Inc. The indemnification provided for in Article VII is expressly not exclusive of any other rights to which any director or officer may be entitled apart from the provisions of this Article.

The bylaws of the following subsidiaries of the Company generally provide for similar indemnification terms as those provided in the Company’s bylaws: Airgas Carbonic, Inc., Airgas-East, Inc., Airgas-Great Lakes, Inc., Airgas Investments, Inc., Airgas Merchant Holdings, Inc., Airgas-Mid America, Inc., Airgas-Mid South, Inc., Airgas-Nor Pac, Inc., Airgas-North Central, Inc., Airgas-Northern California & Nevada, Inc.,

Airgas Refrigerants, Inc Airgas Safety, Inc., Airgas-South, Inc., Airgas-Southwest, Inc., Airgas Specialty Products, Inc., Medical Gas Management, Inc., Nitrous Oxide Corp., and Oilind Safety, Inc.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL regarding the unlawful payment of dividends or stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Article 10 of Airgas, Inc.’s Certificate of Incorporation eliminates the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

The certificate of incorporation for each of the following subsidiaries generally provides for similar terms regarding the limitation of liability as those provided in the Company’s Certificate of Incorporation: Airgas Carbonic, Inc., Airgas-East Inc., Airgas-Great Lakes, Inc., Airgas Investments, Inc., Airgas Merchant Holdings, Inc., Airgas-Mid America, Inc., Airgas-Mid South, Inc., Airgas-Nor Pac, Inc., Airgas-North Central, Inc., Airgas-Northern California & Nevada, Inc., Airgas-Refrigerants, Inc., Airgas Safety, Inc., Airgas-South, Inc., Airgas-Southwest, Inc., Airgas Specialty Products, Inc., Medical Gas Management, Inc., Nitrous Oxide Corp. and Oilind Safety, Inc.

The foregoing statements are subject to the detailed provisions of Section 145 and 102(b)(7) of the DGCL and the bylaws and certificate of incorporation of each registrant, as applicable.

Delaware Limited Liability Companies

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company operating agreement of Airgas Data, LLC provides that it shall indemnify any person who was or is a party defendant or is threatened to be made a party defendant to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such a person is a member, manager or officer of the company or is or was serving at the request of the company, against expenses if the manager determines that said person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, said person had no reasonable cause to believe the conduct was unlawful.

The limited liability company agreement of Airgas Merchant Gases, LLC provides that it shall indemnify and hold harmless the officers, managers and members from and against any and all claims and demands whatsoever; provided that (a) such claims or demands arise in connection with the company and its business and (b) the act or failure to act giving rise to the claim for indemnification is not determined by a court to have constituted willful misconduct, bad faith or fraud. Such indemnification shall be made for any action taken or any failure to take action without regard to whether the company would have the power to indemnify such person under any other provision of law or whether the indemnified liability arises from any action by or in the right of the company itself.

The limited liability company agreement of Airgas Retail Services, LLC provides that it shall indemnify and hold harmless the officers, the manager and the members from and against any and all claims and demands whatsoever (including reasonable legal fees and expenses incurred in defending any such claims or demands), provided that (a) such claims or demands arise in connection with the company and its business, and (b) the act or failure to act giving rise to the claim for indemnification is not determined by a court to have constituted willful misconduct, bad faith or fraud. Such indemnification shall be made for any action taken or any failure to take action without regard to whether the company would have the power to indemnify such person under any other provision of law or whether the indemnified liability arises from any action by or in the right of the company itself.

The limited liability company agreement of WorldWide Welding, LLC provides that it shall indemnify and hold harmless the officers, managers and members from and against any and all claims and demands whatsoever; provided that (a) such claims or demands arise in connection with the company and its business and (b) the act or failure to act giving rise to the claim for indemnification is not determined by a court to have constituted wilful misconduct, bad faith or fraud. Such indemnification shall be made for any action taken or any failure to take action without regard to whether the company would have the power to indemnify such person under any other provision of law or whether the indemnified liability arises from any action by or in the right of the company itself.

California Corporation

Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act.

Neither the certificate of incorporation nor the bylaws of Airgas West, Inc. include provision for indemnification.

Texas Corporation

Section 2.02-1 of the Texas Business Corporation Act authorizes a corporation to indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding, if such person shall have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation’s best interests. If a court of competent jurisdiction determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he acted in good faith or in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the corporation or liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

Under the above-referenced section of the Texas Business Corporation Act, a provision for a corporation to indemnify or to advance expenses to a director who was, or is threatened to be made, a named defendant or respondent in a proceeding, whether contained in the articles of incorporation, the bylaws, a resolution of shareholder or directors, an agreement, or otherwise, is valid to the extent it is consistent with this article as limited by the articles of incorporation, if such a limitation exists.

The bylaws of Airgas Specialty Gases, Inc. provides that the Board of Directors may authorize the corporation to pay expenses incurred by, or to satisfy a judgment or fine rendered or levied against, present or former directors, officers or employees of the corporation, as provided by Article 2.02 of the Texas Business Corporation Act.

Nevada Corporation

Section 78-7502 of the Nevada Business Corporation Act provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’

fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if (a) he is not liable pursuant to the Nevada Revised Statute 78.138 or (b) he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The bylaws of Red-D-Arc, Inc. provide that each director or officer who is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding, by reason of the fact that he or she was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions to the fullest extent permitted by Nevada law.

The articles of incorporation of Red-D-Arc, Inc. provide that no director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes 78-300.

Colorado Corporation

Section 7-109-101/110 of the Colorado Business Corporation Act provides that a corporation may indemnify a person made a party to a proceeding for reasonable expenses incurred in connection with the proceeding, because the person is or was a director against liability incurred in the proceeding if the person’s conduct was in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and in all other cases that such conduct was at least not opposed to the corporation’s best interests and in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. No indemnification shall be made in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any proceeding charging that the director derived an improper personal benefit or if the director was adjudged liable on the basis that the director derived an improper personal benefit.

Section 7-108-402 of the Colorado Business Corporation Act provides that a corporation, if so provided in the articles of incorporation, shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for any breach of the director’s duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in Section 7-108-403, or any transaction from which the director directly or indirectly derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any act or omission occurring before the date when such provision becomes effective.

The bylaws of Airgas-Intermountain, Inc. provide that the corporation shall indemnify its officers and directors and the officers and directors of its subsidiaries to the full extent permitted by and under the terms and conditions of the Colorado Business Corporation Act.

North Carolina Corporation

Section 55-8-50 of the North Carolina Business Corporation Act provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if he conducted himself in good faith and he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, in all other cases that his conduct was at least not opposed to its best interests and, in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. No indemnification shall be made in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any proceeding charging improper personal benefit to him in which he was adjudged liable on the basis that personal benefit was improperly received by him. If a court of competent jurisdiction determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he acted in good faith or in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the corporation, his indemnification is limited to reasonable expenses incurred.

The bylaws of National Welders Supply Company, Inc. provide that the corporation shall indemnify its officers and directors and the officers and directors of its subsidiaries to the full extent permitted by and under the terms and conditions of the laws of the State of North Carolina, as amended from time to time, and the corporation may, by action of its Board of Directors, indemnify all other persons it may indemnify under said laws pursuant thereto.

Kansas Corporation

Section 17-6305 of the Kansas Statutes Annotated (K.S.A.) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that such person, despite adjudication of liability but in view of all the circumstances of the case, is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The bylaws of Missouri River Holdings, Inc. provide that it shall indemnify its officers and directors and the officers and directors of its subsidiaries to the full extent permitted by and under the terms and conditions of the K.S.A.

The certificate of incorporation of Missouri River Holdings, Inc. provides that no director shall have personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision shall not eliminate or limit the liability of a director for (a) any breach of the director’s duty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under the provisions of K.S.A. 17-6424 and amendments thereto or (d) for any transaction from which the director received an improper personal benefit.

Item 16.	Exhibits

Exhibit No.		Description

1		Proposed Form of Underwriting Agreement.**
4	(a)	Indenture relating to any debt securities.**
5		Opinion of Cravath, Swaine & Moore LLP.**
12		Computation of Ratio of Earnings to Fixed Charges.**
23	(a)	Consent of KPMG, an Independent Registered Public Accounting Firm.*
23	(b)	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5).
24		Powers of Attorney (included on each signature page of this registration statement).
25		Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Indenture.**

*	Filed electronically herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement, or previously filed.

Item 17.	Undertakings

(a)  The undersigned registrants hereby undertake:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the “SEC”) by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B.

(A)  Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)  That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 15 above (other than through the liability insurance referred to therein), or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding and other than through such liability insurance) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Airgas, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Radnor, Commonwealth of Pennsylvania on September 8, 2009.

AIRGAS, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President, General Counsel

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph Sullivan and Robert H. Young, Jr. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3 registration statement and to sign any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that all said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter McCausland Peter McCausland	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 8, 2009

/s/ Robert M. McLaughlin Robert M. McLaughlin	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Vice President and Controller (Principal Accounting Officer)	September 8, 2009

/s/ Michael L. Molinini Michael L. Molinini	Senior Vice President and Chief Operating Officer	September 8, 2009

/s/ W. Thacher Brown W. Thacher Brown	Director	September 8, 2009

/s/ James W. Hovey James W. Hovey	Director	September 8, 2009

/s/ Richard C. Ill Richard C. Ill	Director	September 8, 2009

/s/ Paula A. Sneed Paula A. Sneed	Director	September 8, 2009

/s/ David M. Stout David M. Stout	Director	September 8, 2009

/s/ Lee M. Thomas Lee M. Thomas	Director	September 8, 2009

/s/ John C. van Roden. Jr. John C. van Roden. Jr.	Director	September 8, 2009

/s/ Ellen C. Wolf Ellen C. Wolf	Director	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS CARBONIC, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter McCausland Peter McCausland	Director	September 8, 2009

/s/ Phil Filer Phil Filer	Director (Principle Executive Officer)	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Chuck Toomey Chuck Toomey	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS DATA, LLC

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carey Verger Carey Verger	Director (Principal Executive Officer)	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director (Principal Financial Officer and Principal Accounting Officer)	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-EAST, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred Manley Fred Manley	Director (Principal Executive Officer)	September 8, 2009

/s/ B. Shaun Powers B. Shaun Powers	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Dave Brown Dave Brown	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-GREAT LAKES, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin McBride Kevin McBride	Director (Principal Executive Officer)	September 8, 2009

/s/ B. Shaun Powers B. Shaun Powers	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Pam Claypool Pam Claypool	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-INTERMOUNTAIN, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Doug Jones Doug Jones	Director (Principal Executive Officer)	September 8, 2009

/s/ Max D. Hooper Max D. Hooper	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Jim Johnston Jim Johnston	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS INVESTMENTS, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie J. Graff Leslie J. Graff	Director (Principal Executive Officer)	September 8, 2009

/s/ Robert M. McLaughlin Robert M. McLaughlin	Director (Principal Financial Officer and Principal Accounting Officer)	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS MERCHANT GASES, LLC

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Thoman Tom Thoman	Director (Principal Executive Officer)	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Chris Plitnick Chris Plitnick	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS MERCHANT HOLDINGS, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Thoman Tom Thoman	Director (Principal Executive Officer)	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director (Principal Financial Officer and Principal Accounting Officer)	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-MID AMERICA, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bob Hilliard Bob Hilliard	Director (Principal Executive Officer)	September 8, 2009

/s/ B. Shaun Powers B. Shaun Powers	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Lee Cherry Lee Cherry	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-MID SOUTH, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terry Lodge Terry Lodge	Director (Principal Executive Officer)	September 8, 2009

/s/ Max D. Hooper Max D. Hooper	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Paul Fitzgerald Paul Fitzgerald	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-NOR PAC, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dan Tatro Dan Tatro	Director (Principal Executive Officer)	September 8, 2009

/s/ Max D. Hooper Max D. Hooper	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Curtis Flamm Curtis Flamm	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-NORTH CENTRAL, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pam Swanson Pam Swanson	Principal Executive Officer	September 8, 2009

/s/ Ronald Stark Ronald Stark	Director	September 8, 2009

/s/ B. Shaun Powers B. Shaun Powers	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Mike Allison Mike Allison	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-NORTHERN CALIFORNIA & NEVADA, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mike Chandler Mike Chandler	Director (Principal Executive Officer)	September 8, 2009

/s/ Max D. Hooper Max D. Hooper	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Celine Kearney Celine Kearney	Principal Financial Officer and Principal Accounting Officer)	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-REFRIGERANTS, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chuck Broadus Chuck Broadus	Director (Principal Executive Officer)	September 8, 2009

/s/ Andy Cichocki Andy Cichocki	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Emmanuel Dupree Emmanuel Dupree	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS RETAIL SERVICES, LLC

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kelly Justice Kelly Justice	Director (Principal Executive Officer)	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Joe Thoma Joe Thoma	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS SAFETY, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald S. Carlino Donald S. Carlino	Principal Executive Officer	September 8, 2009

/s/ Mike Molinini Mike Molinini	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Dennis Johnson Dennis Johnson	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-SOUTH, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay Sullivan Jay Sullivan	Director (Principal Executive Officer)	September 8, 2009

/s/ B. Shaun Powers B. Shaun Powers	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Brett Cohen Brett Cohen	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-SOUTHWEST, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Sparks Brent Sparks	Director (Principal Executive Officer)	September 8, 2009

/s/ Max D. Hooper Max D. Hooper	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Monica DeLaGarza Monica DeLaGarza	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS SPECIALTY GASES, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Russo William Russo	Director (Principal Executive Officer)	September 8, 2009

/s/ Jim Muller Jim Muller	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Richard Martin Richard Martin	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS SPECIALTY PRODUCTS, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ted Schulte Ted Schulte	Director (Principal Executive Officer)	September 8, 2009

/s/ Andy Cichocki Andy Cichocki	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Russ Lee Russ Lee	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

AIRGAS-WEST, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sam Thompson Sam Thompson	Director (Principal Executive Officer)	September 8, 2009

/s/ Max D. Hooper Max D. Hooper	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Todd Curry Todd Curry	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

MEDICAL GAS MANAGEMENT, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Holmwood John Holmwood	Director (Principal Executive Officer)	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Paul Plesse Paul Plesse	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

MISSOURI RIVER HOLDINGS, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Max D. Hooper Max D. Hooper	Director (Principal Executive Officer)	September 8, 2009

/s/ Robert M. McLaughlin Robert M. McLaughlin	Director (Principal Financial Officer and Principal Accounting Officer)	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

NATIONAL WELDERS SUPPLY COMPANY, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steve Marinelli Steve Marinelli	Principal Executive Officer	September 8, 2009

/s/ Andy Cichocki Andy Cichocki	Director	September 8, 2009

/s/ Peter McCausland Peter McCausland	Director	September 8, 2009

/s/ Alan DeMart Alan DeMart	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

/s/ Robert McLaughlin Robert McLaughlin	Director	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

NITROUS OXIDE CORP.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin Tupman Martin Tupman	Principal Executive Officer	September 8, 2009

/s/ Andrew R. Cichocki Andrew R. Cichocki	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Russ Lee Russ Lee	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

OILIND SAFETY, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Henry B. Coker III Henry B. Coker III	Principal Executive Officer	September 8, 2009

/s/ Jack Appolonia Jack Appolonia	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Wendy Schuknecht Wendy Schuknecht	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

RED-D-ARC, INC.

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michel Imielinski Michel Imielinski	Director (Principal Executive Officer)	September 8, 2009

/s/ Jack Appolonia Jack Appolonia	Director	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

/s/ Steve Darroch Steve Darroch	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on September 8, 2009.

WORLDWIDE WELDING, LLC

By:	/s/ Robert H. Young, Jr.
Name:     Robert H. Young, Jr.

Title:	Senior Vice President General Counsel

KNOWALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Joseph Sullivan and Robert H. Young, Jr. as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming that each said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Donald S. Carlino Donald S. Carlino	Principal Executive Officer	September 8, 2009

/s/ Mike Molinini Mike Molinini	Director	September 8, 2009

/s/ Dennis Johnson Dennis Johnson	Principal Financial Officer and Principal Accounting Officer	September 8, 2009

/s/ Thomas M. Smyth Thomas M. Smyth	Director	September 8, 2009

EXHIBIT INDEX

Exhibit No.		Description

1		Proposed Form of Underwriting Agreement.**
4	(a)	Indenture relating to any debt securities.**
5		Opinion of Cravath, Swaine & Moore LLP.**
12		Computation of Ratio of Earnings to Fixed Charges.**
23	(a)	Consent of KPMG, an Independent Registered Public Accounting Firm.*
23	(b)	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5).
24		Powers of Attorney (included on each signature page of this registration statement).
25		Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company, N.A. to act as Trustee under the Indenture.**

*	Filed electronically herewith.

**	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference in the registration statement, or previously filed.